UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	EIGI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 13, 2019, Endurance International Group Holdings, Inc. (the “Company”) completed the acquisition (the “Acquisition”) of substantially all of the assets of Ecomdash, a software solutions provider that enables inventory management, distribution, and multichannel marketplace listings for ecommerce retailers, from LTD Software LLC (the “Seller”).

The aggregate purchase price for the Acquisition was approximately $9.6 million, subject to a customary working capital adjustment. Approximately $8.9 million of the purchase price was paid at closing, and the Company retained the remainder as a holdback to fund any working capital adjustment, if applicable, and to serve as security for the indemnification obligations of the Seller under the asset purchase agreement governing the transaction (the “APA”). Subject to any working capital adjustment and indemnification claims, the Company will release the holdback funds to the Seller twelve (12) months from the closing date.

The APA contains customary representations and warranties and covenants of the Company, Seller and the other parties thereto. The representations, warranties and covenants contained in the APA were made only for purposes of the APA and as of the specified dates set forth therein, were solely for the benefit of the parties to the APA, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the APA instead of establishing these matters as facts. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties to the APA.

The description of the APA contained herein is qualified in its entirety by the full text of the APA, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

The financial information included as Exhibits to this Item 9.01 of Form 8-K is provided due to Ecomdash meeting the “income test” set forth in Regulation S-X under the Securities Act of 1933, as amended, which is one of the prescribed tests for determining whether the financial statements of an acquired business are required to be filed.

(a)	Financial Statements of Businesses Acquired

The audited financial statements of LTD Software LLC as of and for the fiscal years ended December 31, 2018 and 2017 are included as Exhibit 99.1 to this Current Report on Form 8-K.

The unaudited financial statements of LTD Software LLC as of and for the six months ended June 30, 2019 are included as Exhibit 99.2 to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement dated September 6, 2019 by and among LTD Software LLC, Endurance Commerce, LLC, Endurance International Group Holdings, LLC, and the Signing Members, as defined therein

23.1	Consent of LBA Haynes Strand, PLLC

99.1	Audited financial statements of LTD Software LLC as of and for the years ended December 31, 2018 and 2017

99.2	Unaudited financial statements of LTD Software LLC as of and for the six months ended June 30, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Endurance agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: September 16, 2019

/s/ Marc Montagner
(Signature)
	Name:	Marc Montagner
	Title:	Chief Financial Officer